UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2007

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (859) 586-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On November 1, 2007, the Board of Directors of Pomeroy IT Solutions, Inc. (the “Company”) adopted a new compensation arrangement for the independent directors of the Company.   The independent directors will receive an annual retainer of $80,000 for each such director’s service on the Board and any regular committees of the Board (i.e., Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Stock Option Committee).  The annual retainer fee consists of $40,000 payable in cash and $40,000 payable in the form of shares of restricted stock.  The cash retainer is payable $10,000 per quarter, commencing with the fourth quarter of fiscal 2007.  In addition, each independent director who serves as a chair of a regular committee of the Board will receive an additional fee of $7,000 per year and an independent director who serves as the Chair of the Board will receive cash compensation of $84,000 (instead of $40,000), payable $7,000 per month.  The Nominating and Corporate Governance Committee is further reviewing the compensation for an independent director serving as Chair of the Board.  Compensation for single-purpose special committees that are established from time to time will be determined by the Board at the time of establishment of such a committee.

The previous compensation arrangement for the independent directors was an annual retainer of $24,000, payable quarterly, plus fees for attendance at Board meetings ($500) and committee meetings (varying from $500 to $2,000).  In addition, each director who met the definition of a disinterested director in Rule 16b-3 of the Securities and Exchange Act of 1934, was granted 3,300 shares of restricted stock (the “Anniversary Grants”) on each anniversary date of his or her initial term as a director under the Company’s 2002 Amended and Restated Outside Directors’ Stock Incentive Plan (the “Directors’ Plan”).

Under the new compensation arrangement, the shares of restricted stock will be granted, annually, on the day of the annual meeting of the stockholders of the Company to each independent director elected at the annual meeting.  The number of shares granted will be the number equal to $40,000 based on the closing sales price of the Company’s common stock on the date of grant.  The shares of restricted stock will be subject to 4-year cliff vesting except for acceleration in special circumstances as determined by the Nominating and Corporate Governance Committee.  The equity component of the new compensation arrangement approved by the Board of Directors includes amendments to the Directors’ Plan that will be submitted for approval to the stockholders of the Company at the 2008 annual meeting of stockholders.  Accordingly, the first grant of restricted shares under the new arrangement will be on the date of the 2008 annual meeting of stockholders, contingent upon receipt of the approval of the amendments to the Directors’ Plan by the stockholders.  Until that time, independent directors will continue to receive their respective Anniversary Grants.  However, in order to transition the equity component of the new compensation arrangement, assuming the amendments to the Directors’ Plan are approved by the stockholders, the Directors have agreed to adjust the initial grants to equalize the varying issuance dates for the Anniversary Grants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POMEROY IT SOLUTIONS, INC.

Date: November 7, 2007	By: /s/ Keith R. Coogan

Keith R. Coogan, Chief Executive Officer